Exhibit 99.1

News Announcement

CONTACT:
William J. Clifford	Joseph N. Jaffoni, Richard Land
Chief Financial Officer	JCIR
610/373-2400	212/835-8500 or penn@jcir.com

FOR IMMEDIATE RELEASE

PENN NATIONAL GAMING, INC. ANNOUNCES RESULTS OF ITS PREVIOUSLY ANNOUNCED CONSENT SOLICITATION FOR ITS 8¾% SENIOR SUBORDINATED NOTES DUE 2019

Wyomissing, PA (October 29, 2013) — Penn National Gaming, Inc. (PENN:Nasdaq) (“Penn”) announced the results of the solicitation of consents in connection with its previously announced tender offer and solicitation of consents (the “Tender Offer”) for any and all of its 8¾% Senior Subordinated Notes due 2019 (the “Notes”).

As part of the Tender Offer, Penn solicited consents for amendments (the “Proposed Amendments”) that would eliminate substantially all restrictive covenants and certain events of default contained in the indenture governing the Notes (the “Indenture”).  Penn announced today that as of 5:00 p.m., New York City time, on October 28, 2013 (the “Consent Payment Deadline”), it had received validly delivered consents (not validly revoked before the withdrawal deadline) from $292.68 million aggregate principal amount of the Notes, which represents approximately 90.055% of the $325.0 million aggregate principal amount of the Notes outstanding. Adoption of the Proposed Amendments required consents from holders of a majority in aggregate principal amount of the outstanding Notes. Accordingly, Penn received the requisite consents to execute a supplemental indenture to effect the Proposed Amendments to the Indenture.

Penn and the trustee under the Indenture have entered into the supplemental indenture to effect the Proposed Amendments, which proposed amendments are effective as of today and will be operative as of the date Penn accepts for purchase and payment, and purchases and pays for, such $292.68 million aggregate principal amount of Notes and related consents.  When the Proposed Amendments become operative with respect to the Indenture, the Proposed Amendments will be binding on all non-tendering holders of the Notes.

The Tender Offer will expire at 5:00 p.m., New York City time, on November 13, 2013, unless the Tender Offer is extended or earlier terminated.

Penn reserves the right, but is under no obligation, on any day following the Consent Payment Deadline and prior to the Expiration Date (the “Early Settlement Date”), to accept for purchase any Notes validly tendered prior to the Early Settlement Date (and not validly withdrawn at or prior to the withdrawal deadline), subject to satisfaction or waiver of the conditions to the Tender Offer.

This announcement is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to any securities.

Requests for documents relating to the Tender Offer and consent solicitation may be directed to i-Deal, LLC, the Information Agent, toll-free at (888) 593-9546 or (212) 849-3880 (banks and brokers). J.P. Morgan and BofA Merrill Lynch are acting as Dealer Managers for the Tender Offer and Solicitation Agents for the consent solicitation. Questions regarding the Tender Offer may be directed to J.P. Morgan, toll-free at (800) 245-8812, or BofA Merrill Lynch, toll-free at (888) 292-0070.

About Penn National Gaming

Penn National Gaming owns, operates or has ownership interests in gaming and racing facilities with a focus on slot machine entertainment.  The Company presently operates twenty-eight facilities in eighteen jurisdictions, including Florida, Illinois, Indiana, Iowa, Kansas, Louisiana, Maine, Maryland, Mississippi, Missouri, Nevada, New Jersey, New Mexico, Ohio, Pennsylvania, Texas, West Virginia, and Ontario.  At September 30, 2013, in aggregate, Penn National’s operated facilities featured approximately 33,000 gaming machines, 800 table games, 2,900 hotel rooms and 9.0 million of property square footage.

Forward-Looking Statements

This press release includes “forward looking statements,” including statements about the Tender Offer , including the closing of the Tender Offer, the satisfaction or waiver of conditions to the Tender Offer and the acceptance of any Notes tendered and consents delivered pursuant to the Tender Offer, and other transactions. These statements can be identified by the use of forward looking terminology such as “expects,” “believes,” “estimates,” “expects,” “intends,” “may,” “will,” “should” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward looking statements are inherently subject to risks, uncertainties and assumptions about Penn and its subsidiaries, and accordingly, any forward looking statements are qualified in their entirety by reference to the factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the Securities and Exchange Commission (the “SEC”). Important factors that could cause actual results to differ materially from the forward looking statements include, without limitation, risks related to the following: the proposed transactions, including the proposed spin-off from Penn of Gaming and Leisure Properties, Inc. (“GLPI”), our ability to raise the capital necessary to finance the spin-off and related transactions, our ability to consummate the proposed transactions on the timeline and at the costs expected and to achieve the expected benefits thereof, Penn’s ability to successfully conduct and expand Penn’s business and GLPI’s ability to successfully conduct its business following the consummation of the proposed transactions and the diversion of management’s attention from Penn’s business; Penn’s ability to obtain timely regulatory approvals required to operate and manage Penn’s facilities, or other delays or impediments to implementing Penn’s business plan, including favorable resolution of any related litigation; Penn’s ability to secure state and local permits and approvals necessary for construction; construction factors, including delays, unexpected remediation costs, local opposition and increased cost of labor and materials; Penn’s ability to reach agreements with the thoroughbred and harness horseman in Ohio in connection with the proposed relocations and to otherwise maintain agreements with Penn’s horseman, pari-mutuel clerks and other organized labor groups; the passage of state, federal or local legislation (including referenda) that would expand, restrict, further tax, prevent or negatively impact operations in or adjacent to the jurisdictions in which Penn do or seek to do business (such as a smoking ban at any of Penn’s facilities); the effects of local and national economic, credit, capital market, housing, and energy conditions on the economy in general and on the gaming and lodging industries in particular; the activities of Penn’s competitors and the rapid emergence of new competitors (traditional, internet and sweepstakes based); increases in the effective rate of taxation at any of Penn’s properties or at the corporate level; Penn’s ability to identify attractive acquisition and development opportunities and to agree to terms with partners for such transactions; financial, operational, regulatory or other potential challenges of the subsidiary of GLPI from whom Penn will lease substantially all of the properties on which Penn conducted gaming operations after the spin-off; the fact that Penn will lease a significant number of its properties and significant portions of Penn’s cash flows will be required to be paid as rent after the spin-off; any unscheduled disruptions in Penn’s technology services or interruption in the supply of electrical power; the costs and risks involved in the pursuit of such opportunities and Penn’s ability to complete the acquisition or development of, and achieve the expected returns from, such opportunities; Penn’s expectations for the continued availability and cost of capital; the outcome of pending legal proceedings; changes in accounting standards; Penn’s dependence on key personnel; the impact of terrorism and other international hostilities; the impact of weather; and other factors discussed in Penn’s filings with the SEC. All subsequent written and oral forward looking statements attributable to Penn or persons acting on Penn’s behalf are expressly qualified in their entirety by the cautionary statements included in this press release. Penn undertakes no obligation to publicly update or revise any forward looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward looking events discussed in this press release may not occur.

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